FOR RELEASE: CONTACT:	New Hartford, NY, May 7, 2020 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2020

New Hartford, NY- May 7, 2020 -- PAR Technology Corporation (NYSE: PAR) ("PAR" or the "Company") today announced its financial results for its first quarter ended March 31, 2020.

Summary of First Quarter 2020

•	Revenues were reported at $54.7 million for the first quarter of 2020, an increase of 22.4%, compared to $44.7 million for the same period in 2019.

•
GAAP net loss for the first quarter of 2020 was $10.9 million, or $0.61 loss per share, an increase from the GAAP net loss of $2.7 million, or $0.17 loss per share reported for the same period in 2019.

•	Non-GAAP net loss for the first quarter of 2020 was $5.1 million, or $0.28 loss per share, compared to non-GAAP net loss of $1.5 million, or $0.09 loss per share, for the same period in 2019.

Included in the tables at the end of this press release is a reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures.

“Q1 of 2020 will go down as one of the most transformational in restaurant history. Due to the immediate impact of COVID-19 restrictions, restaurants went from business as usual, to the largest negative demand shock in the industry’s history. Today our customers, the global restaurant community, are on the front lines trying to feed a world frightened, uncertain and looking for comfort. Our brand promise is to deliver the solutions that connect people to the restaurants, meals and moments they love. We’re doing our part to hold true to this promise in 2020,” commented PAR CEO and President Savneet Singh. “Coming into March, Q1 was shaping up to be one of our best in history. By the middle of the month our bookings and installs came to a pause and that pause continued through April. While it is still unknown how this will ultimately play out for the restaurant industry as a whole, we have seen steady progress in restaurant sales from a potential bottom over the last couple weeks.  In late April our customers' businesses began to stabilize after steeply declining earlier in the month.  In addition, PAR’s Government business delivered a strong first quarter and is expected to provide stable revenues and cash flows during this volatile business environment.”

Mr. Singh continued, “As to our Company, we believe we are navigating this situation from a position of strength.  We strengthened our balance sheet in February and feel confident we can increase market share in a challenged market. This crisis has shed light on the strength of Brink and Restaurant Magic’s focus on the enterprise restaurant segment, and has proven the value of the digital first restaurant that could potentially lead to a more attractive M&A market. We will no doubt feel our share of pain, but our team deeply believes that just surviving is not winning.  All that being said, the health and well-being of every PAR team member and their families, our customers and the communities in which we live and operate are our top priorities during these difficult days.  We are and will continue to take all the necessary steps to protect our employees and our business.”
Highlights of Brink - First Quarter 2020:
-- Brink ARR at end of Q1 '20 totaled $22.2 million - an increase of $6.6 million, 42%, from end of Q1 '19
-- New store activations in Q1 totaled 970 sites
-- Brink bookings in Q1 ‘20 totaled 725 sites
-- Brink Open Orders (backlog) totaled 1,180 stores at end of Q1 '20
-- Active Brink sites as of March 31st now total 10,338 restaurants (net of churn)
Highlights Restaurant Magic - First Quarter 2020:
--Restaurant Magic ARR at end of Q1 ’20 totaled $8.6 million - an increase of $1.9 million, 28%, from end of Q1 ‘19
--New store activations in Q1 totaled 507 sites
--Restaurant Magic bookings in Q1 ’20 totaled 596 sites
--Active Restaurant Magic sites as of March 31st now total 5,408 restaurants (net of churn)

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on May 7, 2020, during which the Company’s management will discuss the financial results for the first quarter ended March 31, 2020.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at www.partech.com/investors.  Alternatively, listeners may access an archived version of the presentation after 7:30 p.m. on May 7, 2020 through May 14, 2020 by dialing 855-859-2056 and using conference ID 7986656.

About PAR Technology Corporation.
PAR Technology Corporation is a customer success-driven, global restaurant and retail technology company with over 100,000 restaurants in more than 110 countries using its point of sale hardware and software. PAR’s Brink POS integration ecosystem enables quick service, fast casual, table service, and cloud restaurants to improve their operational efficiency by combining its cloud-based POS software with the world’s leading restaurant technology platforms. Through its Government segment, PAR provides intelligence, surveillance, and reconnaissance (“ISR”) solutions and mission systems support to the Department of Defense and other federal agencies. PAR Technology Corporation’s stock is traded on the New York Stock Exchange under the symbol PAR. For more information, visit www.partech.com or connect with PAR on Facebook at www.facebook.com/parpointofsale or Twitter at www.twitter.com/Par_tech.

Forward-Looking Statements.
This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as "anticipate," "believe," "belief," "continue," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "should," "will," "would," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to: the adverse effect of the novel coronavirus, or COVID-19, pandemic on our business, operations and financial results. While we have taken precautionary measures intended to minimize the impact of COVID-19 to our employees and to our business, including: requiring all employees whose jobs permit to work remotely; the suspension of all non-essential travel; instituting a hiring freeze on non-essential positions; a reduction in the size of our workforce; a temporary furlough of employees and a temporary reduction in the salaries of others; increasing safety stock inventory and the use of alternative sources when possible; and a reduction in discretionary costs, there can be no assurances that these actions will be sufficient and that additional actions will not be required. Factors that have and will likely continue to adversely affect, and that could subsequently adversely impact, our business, operations and financial results, due to the COVID-19 pandemic include: temporary and permanent restaurant and store closures by customers, negatively impacting our sales and revenue; significant reductions or volatility in demand for our products and services, resulting in lost sales, delayed or canceled store implementations, decreased product adoptions and bookings, reduced hardware sales and installations, and delayed or a reprioritization of investments in technology or point-of-sale infrastructure; delayed or payment defaults by customers; business continuity risks due to our work-from-home arrangement and travel restrictions, including increased exposure to potential cybersecurity breaches and attacks, disruptions or delays in product assembly and fulfillment, limitations on our selling and marketing efforts, and strain on the management of our business; our ability to execute our business and growth strategies; the impact on our corporate culture and ability to attract, hire and retain necessary qualified employees to develop and expand our business; and the impairment of goodwill and other intangible assets in the event of a significant decline in our financial performance.The extent to which the COVID-19 pandemic will impact our business, operations, and financial results is uncertain and cannot be predicted, and there can be no assurance that the COVID-19 pandemic will not continue to have a material and adverse effect on our business, operations and financial results during any quarter or year in which we are affected. Other risk factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release are described in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

Assets	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$60,089	$28,036
Accounts receivable – net	42,819	41,774
Inventories – net	23,339	19,326
Other current assets	7,191	4,427
Total current assets	133,438	93,563
Property, plant and equipment – net	14,052	14,351
Goodwill	41,386	41,386
Intangible assets – net	33,103	32,948
Lease right-of-use assets	2,729	3,017
Other assets	4,274	4,347
Total Assets	$228,982	$189,612
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$639	$630
Accounts payable	16,603	16,385
Accrued salaries and benefits	6,495	7,769
Accrued expenses	2,893	3,176
Lease liabilities - current portion	2,000	2,060
Customer deposits and deferred service revenue	9,732	12,084
Total current liabilities	38,362	42,104
Lease liabilities - net of current portion	805	1,021
Deferred service revenue – non current	4,535	3,916
Long-term debt	101,916	62,414
Other long-term liabilities	7,068	7,310
Total liabilities	152,686	116,765
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 29,000,000 shares authorized; 19,291,289 and 18,360,205 shares issued, 18,244,350 and 16,629,177 outstanding at March 31, 2020 and December 31, 2019, respectively	386	367
Additional paid in capital	106,600	94,372
Accumulated deficit	(21,054)	(10,144)
Accumulated other comprehensive loss	(5,167)	(5,368)
Treasury stock, at cost, 1,046,939 shares and 1,731,028 shares at March 31, 2020 and December 31, 2019, respectively	(4,469)	(6,380)
Total shareholders’ equity	76,296	72,847
Total Liabilities and Shareholders’ Equity	$228,982	$189,612
See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the "Quarterly Report").
Note 1 - The balance sheet at December 31, 2019 has been derived from the Company’s audited consolidated financial statements at that date and does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. For further information, please refer to the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission.

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Net revenues:
Product	$18,634	$15,517
Service	18,775	14,043
Contract	17,323	15,122
	54,732	44,682
Costs of sales:
Product	14,905	11,241
Service	12,646	10,268
Contract	16,134	13,650
	43,685	35,159
Gross margin	11,047	9,523
Operating expenses:
Selling, general and administrative	11,427	8,564
Research and development	4,865	3,060
Amortization of identifiable intangible assets	210	—
	16,502	11,624
Operating loss	(5,455)	(2,101)
Other expense, net	(625)	(430)
Interest expense, net	(1,972)	(146)
Loss on debt extinguishment	(8,123)	—
Loss before benefit from (provision for) income taxes	(16,175)	(2,677)
Benefit from (provision for) income taxes	5,265	(52)
Net loss	$(10,910)	$(2,729)
Basic Earnings per Share:
Net loss	$(0.61)	$(0.17)
Diluted Earnings per Share:
Net loss	$(0.61)	$(0.17)
Weighted average shares outstanding:
Basic	17,941	16,044
Diluted	17,941	16,044
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(Unaudited, in thousands, except per share and per share data)

	For the three months ended March 31, 2020			For the three months ended March 31, 2019
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$54,732	$—	$54,732	$44,682	$—	$44,682
Costs of sales	43,685	840	42,845	35,159	384	34,775
Gross margin	11,047	840	11,887	9,523	—	9,907
Operating Expenses:
Selling, general and administrative	11,427	1,094	10,333	8,564	755	7,809
Research and development	4,865	—	4,865	3,060	108	2,952
Acquisition amortization	210	210	—	—	—	—
Total operating expenses	16,502	1,304	15,198	11,624	863	10,761
Operating (loss) income	(5,455)	2,144	(3,311)	(2,101)	1,247	(854)
Other (expense) income, net	(625)	—	(625)	(430)	—	(430)
Interest (expense) income, net	(1,972)	958	(1,014)	(146)	—	(146)
Loss on extinguishment	(8,123)	8,123	—	—	—	—
(Loss) income before benefit from (provision for) income taxes	(16,175)	11,225	(4,950)	(2,677)	1,247	(1,430)
Benefit from (provision for) income taxes	5,265	(5,386)	(121)	(52)	—	(52)
Net loss	$(10,910)		$(5,071)	$(2,729)		$(1,482)
Loss per diluted share	$(0.61)		$(0.28)	$(0.17)		$(0.09)

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as set forth in the reconciliation table above, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including equity based compensation, acquisition and divestiture related expenditures, expense related to the Company's continued cooperation with the Chinese and Singapore authorities in connection with conduct at our China and Singapore offices that was the subject of the Company's Audit Committee internal investigation in 2016 (the "China/Singapore matter"), and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  While the Company believes the adjustments provide a useful comparison, the reconciliations of non-GAAP financial measures to corresponding GAAP measures should be carefully evaluated.

During the first quarter of 2020, the Company recognized amortization expense of acquired developed technology within cost of service of $840,000, consisting of $599,000 related to the acquisition of Restaurant Magic (the "Restaurant Magic Acquisition") and $241,000 related to the Company’s 2014 acquisition of Brink Software, Inc. (the "Brink Acquisition"). Within selling, general and administrative costs, the Company recorded approximately $1,089,000 of stock-based compensation charges during the first quarter of 2020 and $5,000 of expenses related to the China/Singapore matter. The Company recognized amortization expense of acquired intangible assets of approximately $210,000, consisting of $171,000 related to the acquisition of assets of 3M Company's Drive-Thru Communications Systems business (the "Drive-Thru Acquisition") and $39,000 related to non-developed technology from the Restaurant Magic Acquisition.  The Company recognized approximately $958,000 non-cash accretion of interest expense and amortization of issuance costs related to the Company's 4.5% Convertible Senior Notes due 2024 (the "2024 Notes") and the 2.875% Convertible Senior Notes due 2026 (the "2026 Notes"). Further, approximately $8,123,000 was recognized on the Loss on Extinguishment related to the repurchase of approximately $66.3 million of the 2024 Notes. The benefit from income tax is reduced by $5,386,000, to reflect the deferred tax benefit impact of the 2026 Notes issuance. The income tax effect of the above adjustments for are not tax-effected due to the valuation allowance on all of our net deferred tax assets.

During the first quarter of 2019, the Company recorded $568,000 of severance expenses, of which $143,000 are included in costs of sales, $317,000 are included in selling, general and administrative costs and $108,000 are included in research and development expenses. The Company recorded $190,000 of expenses related to the China/Singapore matter and, in the first quarter of 2019, the related SEC document subpoena. Additionally, $248,000 of stock-based compensation charges were recorded during the first quarter of 2019. The Company recognized amortization of acquired intangible assets of $241,000 related to the Brink Acquisition within cost of service. The income tax effect of the above adjustments for are not tax-effected due to the valuation allowance on all of our net deferred tax assets.